Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FIRST QUARTER FISCAL 2016 OPERATING RESULTS

Uncasville, Connecticut, February 3, 2016 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its first fiscal quarter ended December 31, 2015.

“We were pleased with our first quarter of fiscal 2016, which was an important one for us on many fronts,” said Robert J. Soper, President and Chief Executive Officer of the Authority. “Our operating performance was strong, as we generated our highest first quarter consolidated revenue growth in nearly 9 years and experienced a significant increase in consolidated EBITDA margin. We closed on the financing for the Cowlitz Project, which placed the Cowlitz Tribe in position to open what we believe will be one of the most successful resorts in the Pacific Northwest in less than 18 months. We continued to make great progress in the construction of our new 400-room hotel in Connecticut, and we also submitted our application for a $1.6 billion integrated resort casino at the Incheon Airport in South Korea. These and other initiatives will provide us with diversified and sustainable growth going forward.”

Consolidated operating results for the first quarter ended December 31, 2015 (unaudited):

•	Net revenues of $333.2 million, a 5.2% increase over the first quarter of fiscal 2015

•	Gaming revenues of $292.4 million, a 5.3% increase over the first quarter of fiscal 2015

•	Gross slot revenues of $197.5 million, relatively flat compared to the first quarter of fiscal 2015

•	Table game revenues of $93.3 million, an 18.2% increase over the first quarter of fiscal 2015

•	Non-gaming revenues of $64.8 million, a 2.6% increase over the first quarter of fiscal 2015

•	Adjusted EBITDA, a non-GAAP measure described below, of $83.6 million, a 17.8% increase over the first quarter of fiscal 2015

•	Adjusted EBITDA margin of 25.1%, a 270 basis point increase over the first quarter of fiscal 2015

•	Income from operations of $70.1 million, a 40.8% increase over the first quarter of fiscal 2015

•	Net income attributable to the Authority of $31.9 million, a 116.2% increase over the first quarter of fiscal 2015

The increases in Adjusted EBITDA, income from operations and net income attributable to the Authority primarily resulted from higher gaming revenues at Mohegan Sun and Mohegan Sun Pocono and increased revenues generated by Corporate, combined with lower Corporate expenses.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2015	December 31, 2014	Variance	Percentage Variance
Adjusted EBITDA	$75,096	$65,076	$10,020	15.4%
Income from operations	$59,054	$47,418	$11,636	24.5%
Operating costs and expenses	$196,029	$198,360	$(2,331)	(1.2%)
Net revenues	$255,083	$245,778	$9,305	3.8%
Gaming revenues	$224,570	$212,543	$12,027	5.7%
Non-gaming revenues	$49,147	$52,437	$(3,290)	(6.3%)

The growth in Adjusted EBITDA and income from operations primarily resulted from increased table game revenues, which benefited from both higher drop and hold percentage, driven in part by greater efforts directed at the high-end table game segment. These results were partially offset by increased promotional expenses related to the high-end table game segment and a slight decline in slot revenues. The decline in non-gaming revenues primarily reflected lower entertainment revenues resulting from a reduction in the number of headliner shows held at the Mohegan Sun Arena and lower gasoline revenues driven by a decline in the average price per gallon of gasoline. Adjusted EBITDA margin increased 290 basis points to 29.4% for the quarter ended December 31, 2015 from 26.5% in the first quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2015	December 31, 2014	Variance	Percentage Variance
Slots:
Handle	$1,765,802	$1,757,195	$8,607	0.5%
Gross revenues	$142,947	$145,972	$(3,025)	(2.1%)
Net revenues	$138,402	$140,335	$(1,933)	(1.4%)
Free promotional slot plays (1)	$14,760	$13,771	$989	7.2%
Weighted average number of machines (in units)	5,146	5,355	(209)	(3.9%)
Hold percentage (gross)	8.1%	8.3%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$302	$296	$6	2.0%

Table games:
Drop	$464,860	$454,132	$10,728	2.4%
Revenues	$82,820	$68,599	$14,221	20.7%
Weighted average number of games (in units)	267	284	(17)	(6.0%)
Hold percentage (2)	17.8%	15.1%	2.7%	17.9%
Win per unit per day (in dollars)	$3,370	$2,624	$746	28.4%

Poker:
Revenues	$2,417	$2,646	$(229)	(8.7%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$625	$685	$(60)	(8.8%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2015	December 31, 2014	Variance	Percentage Variance
Food and beverage:
Revenues	$14,994	$15,890	$(896)	(5.6%)
Meals served	651	735	(84)	(11.4%)
Average price per meal served (in dollars)	$16.54	$15.84	$0.70	4.4%

Hotel:
Revenues	$10,981	$10,989	$(8)	(0.1%)
Rooms occupied	106	106	—	—
Occupancy rate	98.2%	98.0%	0.2%	0.2%
Average daily room rate (in dollars)	$96	$97	$(1)	(1.0%)
Revenue per available room (in dollars)	$94	$96	$(2)	(2.1%)

Retail, entertainment and other:
Revenues	$23,172	$25,558	$(2,386)	(9.3%)
Arena events (in events)	26	26	—	—
Arena tickets	150	164	(14)	(8.5%)
Average price per Arena ticket (in dollars)	$49.95	$56.84	$(6.89)	(12.1%)

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2015	December 31, 2014	Variance	Percentage Variance
Adjusted EBITDA	$12,046	$11,664	$382	3.3%
Income from operations	$9,006	$8,479	$527	6.2%
Operating costs and expenses	$64,018	$61,917	$2,101	3.4%
Net revenues	$73,024	$70,396	$2,628	3.7%
Gaming revenues	$67,827	$65,191	$2,636	4.0%
Non-gaming revenues	$10,574	$10,190	$384	3.8%

The increases in Adjusted EBITDA and income from operations primarily resulted from higher slot revenues which benefited from increased volumes. Adjusted EBITDA margin decreased slightly to 16.5% for the quarter ended December 31, 2015 from 16.6% in the first quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2015	December 31, 2014	Variance	Percentage Variance
Slots:
Handle	$666,840	$624,062	$42,778	6.9%
Gross revenues	$54,554	$51,946	$2,608	5.0%
Net revenues	$54,460	$51,796	$2,664	5.1%
Free promotional slot plays (1)	$11,659	$10,855	$804	7.4%
Weighted average number of machines (in units)	2,329	2,331	(2)	(0.1%)
Hold percentage (gross)	8.2%	8.3%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$254	$241	$13	5.4%

Table games:
Drop	$55,969	$58,838	$(2,869)	(4.9%)
Revenues	$10,509	$10,392	$117	1.1%
Weighted average number of games (in units)	73	72	1	1.4%
Hold percentage (2)	18.8%	17.7%	1.1%	6.2%
Win per unit per day (in dollars)	$1,566	$1,566	—	—

Poker:
Revenues	$725	$764	$(39)	(5.1%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$438	$461	$(23)	(5.0%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2015	December 31, 2014	Variance	Percentage Variance
Food and beverage:
Revenues	$7,023	$6,781	$242	3.6%
Meals served	158	165	(7)	(4.2%)
Average price per meal served (in dollars)	$19.78	$18.55	$1.23	6.6%

Hotel:
Revenues	$1,356	$1,237	$119	9.6%
Rooms occupied	21	20	1	5.0%
Occupancy rate	96.0%	92.2%	3.8%	4.1%
Average daily room rate (in dollars)	$60	$58	$2	3.4%
Revenue per available room (in dollars)	$58	$53	$5	9.4%

Retail, entertainment and other:
Revenues	$2,195	$2,172	$23	1.1%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2015	December 31, 2014	Variance	Percentage Variance
Adjusted EBITDA	$(3,497)	$(5,750)	$2,253	39.2%
Income (loss) from operations	$2,016	$(6,124)	$8,140	132.9%
Operating costs and expenses	$4,336	$7,955	$(3,619)	(45.5%)
Net revenues	$6,352	$1,831	$4,521	246.9%

Adjusted EBITDA, income from operations and net revenues reflect development fees earned in connection with our development arrangement with the Cowlitz Tribe for the Cowlitz Project. Adjusted EBITDA and income from operations also reflect a reduction in the reserve against reimbursable costs and expenses advanced by us to the Cowlitz Project following the Cowlitz Tribe’s closing of its financing for the Cowlitz Project on December 4, 2015. These results were partially offset by additional costs and expenses related to our pursuit of a casino license in South Korea.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Mohegan Sun	$75,096	$65,076	$59,054	$47,418	$255,083	$245,778
Mohegan Sun Pocono	12,046	11,664	9,006	8,479	73,024	70,396
Corporate	(3,497)	(5,750)	2,016	(6,124)	6,352	1,831
Inter-segment revenues	—	—	—	—	(1,273)	(1,273)

Total	$83,645	$70,990	$70,076	$49,773	$333,186	$316,732

Other Information

Liquidity

As of December 31, 2015, the Authority held cash and cash equivalents of $222.9 million compared to $65.8 million as of September 30, 2015. As of December 31, 2015, $58.0 million was drawn on the Authority’s $100 million revolving credit facility, while no amounts were drawn on the Authority’s $16.5 million line of credit. As of December 31, 2015, letters of credit issued under the revolving credit facility totaled $3.0 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, the Authority had approximately $39.0 million of borrowing capacity under its revolving credit facility and line of credit as of December 31, 2015.

Interest Expense

Interest expense decreased by $2.2 million, or 5.8%, to $34.1 million for the quarter ended December 31, 2015 compared to $36.3 million in the first quarter of fiscal 2015. The reduction in interest expense was attributable to lower weighted average interest rate. Weighted average interest rate was 7.8% for the quarter ended December 31, 2015 compared to 8.3% in the first quarter of fiscal 2015. Weighted average outstanding debt was $1.75 billion for each of the quarters ended December 31, 2015 and 2014.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Three Months Ended December 31, 2015	Remaining Forecasted Fiscal Year 2016	Forecasted Fiscal Year 2016
Mohegan Sun:
Maintenance	$3.9	$22.1	$26.0
Development	2.2	16.6	18.8

Subtotal	6.1	38.7	44.8
Mohegan Sun Pocono:
Maintenance	1.2	3.8	5.0
Development	0.1	1.8	1.9

Subtotal	1.3	5.6	6.9
Corporate:
Maintenance	0.1	0.2	0.3

Subtotal	0.1	0.2	0.3

Total	$7.5	$44.5	$52.0

Distributions to the Tribe

Distributions to the Tribe totaled $10.6 million for the quarter ended December 31, 2015 compared to $10.0 million in the first quarter of fiscal 2015. Distributions to the Tribe are anticipated to total $53.0 million for fiscal 2016.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its first quarter fiscal 2016 operating results on Wednesday, February 3, 2016 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 85028362

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, February 3, 2016. This replay will run through February 18, 2016.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 85028362

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014
Revenues:
Gaming	$292,397	$277,734
Food and beverage	22,017	22,671
Hotel	12,337	12,226
Retail, entertainment and other	30,469	28,299

Gross revenues	357,220	340,930
Less - Promotional allowances	(24,034)	(24,198)

Net revenues	333,186	316,732

Operating costs and expenses:
Gaming	166,993	166,099
Food and beverage	10,324	10,811
Hotel	3,816	3,503
Retail, entertainment and other	9,489	12,244
Advertising, general and administrative	49,376	45,815
Corporate	4,012	7,639
Depreciation and amortization	19,128	20,053
(Gain) loss on disposition of assets	(28)	739
Relinquishment liability reassessment	—	56

Total operating costs and expenses	263,110	266,959

Income from operations	70,076	49,773

Other income (expense):
Accretion of discount to the relinquishment liability	—	(227)
Interest income	2,130	1,834
Interest expense, net of capitalized interest	(34,147)	(36,255)
Loss on early extinguishment of debt	(207)	—
Other expense, net	(402)	(728)

Total other expense	(32,626)	(35,376)

Net income	37,450	14,397
(Gain) loss attributable to non-controlling interests	(5,531)	369

Net income attributable to Mohegan Tribal Gaming Authority	$31,919	$14,766

Other comprehensive loss:
Foreign currency translation	(613)	—

Other comprehensive loss	(613)	—

Comprehensive income	$31,306	$14,766

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31, 2015	December 31, 2014
Operating Results:
Gross revenues	$357,220	$340,930
Net revenues	$333,186	$316,732
Income from operations	$70,076	$49,773

Other Data:
Adjusted EBITDA	$83,645	$70,990
Capital expenditures	$7,547	$984
Cash interest paid	$21,177	$13,193
Distributions to the Tribe	$10,600	$10,000

	December 31, 2015	September 30, 2015
Balance Sheet Data:
Cash and cash equivalents	$222,946	$65,754
Capital leases	$2,142	$2,345
Long-term debt, including current portion	$1,771,659	$1,666,344

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2015	December 31, 2014
Operating results:
Gross revenues (in thousands)	$273,717	$264,980
Net revenues (in thousands)	$255,083	$245,778
Income from operations (in thousands)	$59,054	$47,418
Operating margin	23.2%	19.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$75,096	$65,076
Adjusted EBITDA margin	29.4%	26.5%

Capital expenditures (in thousands)	$6,086	$352

Weighted average number of units:
Slot machines	5,146	5,355
Table games	267	284
Poker tables	42	42

Win per unit per day:
Slot machines (gross)	$302	$296
Table games	$3,370	$2,624
Poker tables	$625	$685

Hold percentage:
Slot machines (gross)	8.1%	8.3%
Table games	17.8%	15.1%

Food and beverage statistics:
Meals served (in thousands)	651	735
Average price per meal served	$16.54	$15.84

Hotel statistics:
Rooms occupied (in thousands)	106	106
Occupancy rate	98.2%	98.0%
Average daily room rate	$96	$97
Revenue per available room	$94	$96

Entertainment statistics:
Arena events (in events)	26	26
Arena tickets (in thousands)	150	164
Average price per Arena ticket	$49.95	$56.84

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2015	December 31, 2014
Operating results:
Gross revenues (in thousands)	$78,401	$75,381
Net revenues (in thousands)	$73,024	$70,396
Income from operations (in thousands)	$9,006	$8,479
Operating margin	12.3%	12.0%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$12,046	$11,664
Adjusted EBITDA margin	16.5%	16.6%

Capital expenditures (in thousands)	$1,374	$613

Weighted average number of units:
Slot machines	2,329	2,331
Table games	73	72
Poker tables	18	18

Win per unit per day:
Slot machines (gross)	$254	$241
Table games	$1,566	$1,566
Poker tables	$438	$461

Hold percentage:
Slot machines (gross)	8.2%	8.3%
Table games	18.8%	17.7%

Food and beverage statistics:
Meals served (in thousands)	158	165
Average price per meal served	$19.78	$18.55

Hotel statistics:
Rooms occupied (in thousands)	21	20
Occupancy rate	96.0%	92.2%
Average daily room rate	$60	$58
Revenue per available room	$58	$53

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2015	December 31, 2014
Capital expenditures (in thousands)	$87	$19

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended
	December 31, 2015	December 31, 2014
Adjusted EBITDA	$83,645	$70,990
Depreciation and amortization	(19,128)	(20,053)
Gain (loss) on disposition of assets	28	(739)
Relinquishment liability reassessment	—	(56)
Gain (loss) attributable to non-controlling interests	5,531	(369)

Income from operations	70,076	49,773

Accretion of discount to the relinquishment liability	—	(227)
Interest income	2,130	1,834
Interest expense, net of capitalized interest	(34,147)	(36,255)
Loss on early extinguishment of debt	(207)	—
Other expense, net	(402)	(728)

Net income	$37,450	$14,397

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended December 31, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$59,054	$15,835	$(39)	$—	$246	$75,096
Mohegan Sun Pocono	9,006	3,029	11	—	—	12,046
Corporate	2,016	264	—	—	(5,777)	(3,497)

Total	$70,076	$19,128	$(28)	$—	$(5,531)	$83,645

	For the Three Months Ended December 31, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$47,418	$16,614	$737	$56	$251	$65,076
Mohegan Sun Pocono	8,479	3,183	2	—	—	11,664
Corporate	(6,124)	256	—	—	118	(5,750)

Total	$49,773	$20,053	$739	$56	$369	$70,990

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, gain or loss on disposition of assets, reassessment and accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and gain or loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President and Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000